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                                                                    EXHIBIT 99.1

                            [LETTERHEAD OF HELISYS]

November 19, 1997                                  VIA FACSIMILE: (202) 496-2695


Hearings Department
The Nasdaq Stock Market, Inc.
1735 K Street, N.W.
Washington, DC 20006

     Re:   Helisys, Inc.
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Gentlemen:

We received your letter of November 18, 1997 regarding the proposed de-listing of Helisys, Inc. from The Nasdaq National Market, effective November 25, 1997. A copy of this letter is attached for your reference. The reason stated in your letter is that Helisys has not filed its Form 10-K for the fiscal year ended October 31, 1997 with the Securities and Exchange Commission and The Nasdaq Stock Market.

In fact, Helisys has not filed its Form 10-K for the fiscal year ended July 31, 1997. The Company appointed new auditors, Deloitte & Touche LLP, and they have completed their audit for the most recent year ended July 31, 1997. The reason for the delay is that the Company's former auditors, Arthur Andersen & Co., have refused to consent to the inclusion of their opinion for the required prior fiscal year. Deloitte & Touche is completing the audit for the period required for the Form 10-K but has not had sufficient time to do so. They anticipate being able to complete this audit no later than December 8, 1997.

Accordingly, Helisys hereby requests a review of the staff's findings and a hearing before the Hearings Department by written documentation.

Helisys will forward a check for $1,400 in payment of the fees.

If you have any questions regarding this letter, please feel free to call me at the number above. If you have any legal issues that you would like to address with our counsel, please call Nick E. Yocca of Stradling Yocca Carlson & Rauth at (714) 725-4040.

Sincerely,

/s/ DAVE T. OKAZAKI
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Dave T. Okazaki
Chief Financial Officer